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                                                                  EXHIBIT 10.124
                                MARTIN A. LYNCH


September 10, 1999


This letter will memorialize our agreements with respect to certain modifications and clarifications of my employment arrangements with Smart & Final Inc. (the "Company"), as follows:


     1. The term of my employment pursuant to my existing employment agreement dated April 1, 1997, as heretofore amended (collectively, the "Employment Agreement"), is hereby extended to January 3, 2003 (the "Extended Termination Date").

     2. The minimum "Standard Benefit" payable to me under the Company's Supplemental Executive Retirement Plan shall be no less than $175,000 per year.

     3. Effective March 15, 1999, my Base Salary pursuant to the Employment Agreement shall be $288,400 per year. Such base salary (as well as bonuses and other benefits payable under the Employment Agreement) shall be subject to periodic adjustment pursuant to the Employment Agreement consistent with historical Company practice and the Company's treatment of other executive officers.

     4. The Company shall propose to the Compensation Committee of the Board of Directors that all stock options and other non-vested benefits which I hold or which are subsequently granted shall immediately vest or be extended such that I retain their economic value upon the termination of my employment. I understand the Company cannot warrant or represent what action the Committee may take on this proposal.

     5. In all other respects, my employment Agreement and all other agreements and understandings relative to the employment relationship between me and the Company shall remain unmodified and in full force and effect through the Extended Termination Date.


                                                /s/ Martin A. Lynch
                                                ---------------------------
                                                    Martin A. Lynch

AGREED AND ACCEPTED:

Smart & Final Inc.

By:  /s/ Ross E. Roeder
     ---------------------------------
         Ross E. Roeder, Chairman, CEO